UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2015

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Effective February 6, 2015, Talmer Bancorp, Inc. (the “Company”) completed its previously announced merger with First of Huron Corp.  In connection with the merger, First of Huron Corp. merged with the Company, with the Company as the surviving company in the merger.  Immediately following the merger, Signature Bank, a Michigan state-chartered bank and wholly owned subsidiary of First of Huron Corp., merged with an into Talmer Bank and Trust, a Michigan state-chartered bank and wholly owned subsidiary of the Company, with Talmer Bank and Trust as the surviving bank.

In connection with the merger, pursuant to a supplemental indenture dated February 6, 2015 by and between the Company, First of Huron Corp. and Wells Fargo Bank, National Association, as Trustee, the Company assumed all of First of Huron Corp.’s obligations with respect to its outstanding trust preferred securities, including $5,155,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures due September 30, 2032, with an interest rate of three month LIBOR plus 3.25%.  The transaction documents governing the trust preferred securities, including the supplemental indenture and the original indenture have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended.  The Company agrees to furnish a copy of such transaction documents to the Securities and Exchange Commission upon request.

Item 8.01 Other Events.

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated February 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: February 6, 2015	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer